Exhibit 10.1

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) is the type that the registrant both customarily and actually treats as private or confidential. Excluded information is indicated with brackets and asterisks.

THIRD AMENDMENT TO DISTRIBUTION AGREEMENT

This THIRD AMENDMENT TO DISTRIBUTION AGREEMENT (this “Third Amendment”), entered into as of April 21, 2026 (the “Third Amendment Date”), and effective as of the Third Amendment Date, is made and entered into by and between Fresenius Medical Care Holdings, Inc., a corporation organized and existing under the Laws of the State of New York (“Fresenius”), and Humacyte, Inc., a corporation organized and existing under the Laws of the State of Delaware (“Humacyte”).

WHEREAS, Fresenius and Humacyte entered into that certain Distribution Agreement,

effective as of June 25, 2018 (the “Original Agreement”), as amended by that certain First

Amendment, dated as of October 2, 2019 (the “First Amendment”), and as amended by that certain Second Amendment, dated as of February 16, 2021 (the “Second Amendment”);

WHEREAS, the term “Agreement” where used in the Original Agreement and this Third Amendment, is deemed inclusive of the Original Agreement as amended by the First Amendment, the Second Amendment, and this Third Amendment; and

WHEREAS, Fresenius and Humacyte each wish to amend and update certain aspects of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth out in this Third Amendment and other good and valuable consideration, the sufficiency of which are acknowledged, the parties to this Third Amendment agree as follows:

1. Definitions; Cross References.

1.1 All terms not expressly defined or modified in this Third Amendment shall have the meaning ascribed therefor in the Agreement.

1.2 Unless otherwise indicated, all references to Sections and Articles herein are references to the corresponding Section or Article of the Agreement.

2. Certain Agreements and Amendments of the Agreement.

2.1 Section 2 is hereby deleted in its entirety and replaced with “Reserved.”.

2.2 Sections 3.2-3.3 (inclusive) are hereby deleted in their entirety and replaced with “Reserved.”.

2.3 Sections 4.2-4.6 (inclusive) are hereby deleted in their entirety and replaced with “Reserved.”.

2.4 Section 5 is hereby deleted in its entirety and replaced with “Reserved.”.

2.5 Section 6 is hereby deleted in its entirety and replaced with “Reserved.”.

2.6 Section 7 is hereby deleted in its entirety and replaced with “Reserved.”.

2.7 Section 8 is hereby deleted in its entirety and replaced with “Reserved.”.

2.8 Section 9 is hereby deleted in its entirety and replaced with “Reserved.”.

2.9 Section 10.1.1 is hereby deleted in its entirety and replaced with the following:

10.1.1 Royalties to Fresenius. Humacyte will make royalty payments to Fresenius based on (a) aggregate Net Sales of the Distribution Product in the United States in the Field [***], and (b) aggregate Net Sales of the Distribution Product in the EU and ROW in the Field [***]with the rates, set forth in the table below.

Time Period	Royalty Rate of Net Sales	Territory
Until such time that Humacyte has paid to Fresenius a total of [***] in royalty payments pursuant to this Section 10.1.1	[***]	US
Beginning on the Third Amendment Effective Date	[***]	EU and ROW
After Humacyte has paid to Fresenius a total of [***] in royalty payments pursuant to this Section 10.1.1	[***]	US

Humacyte’s obligation to make royalty payments to Fresenius pursuant to the first paragraph of this Section 10.1.1 in the EU and ROW for sales in a particular country shall only begin on the third Product Year for such country (for each such country, the “Holiday Period”). During the Holiday Period, Net Sales in a country shall exclude [***].

The Parties acknowledge that for purposes of this Section 10.1.1, the definition of Net Sales shall apply to Humacyte, mutatis mutandis, where, for clarity, (a) the “Selling Parties” for calculating Net Sales are Humacyte or any of Humacyte’s Related Parties and (b) in the case of any sale or other disposal of a Distribution Product, in each case, between or among Humacyte and any other Selling Party for resale, Net Sales will be calculated only on the value charged or invoiced on the first arm’s-length sale thereafter to the first Third Party other than a Related Party by a Selling Party.

All such royalty payments to Fresenius are, in part, consideration for Fresenius’ activities under the Agreement prior to the Third Amendment Date and are in lieu of any other consideration with respect to the Commercialization of the Distribution Product and any Additional Products in the US, EU or ROW.

2.10 Section 10.1.2 is hereby deleted in its entirety and replaced with “Reserved.”.

2.11 Section 10.1.3 is hereby deleted in its entirety and replaced with “Reserved.”.

2.12 Section 10.1.5 is hereby deleted in its entirety and replaced with “Reserved.”.

2.13 Section 10.2.2 is hereby deleted in its entirety and replaced with “Reserved.”.

2.14 Section 11 is hereby deleted in its entirety and replaced with “Reserved.”.

2.15 Section 12 is hereby deleted in its entirety and replaced with the following:

12.1 License Grants to Humacyte. Subject to the terms and conditions of this Agreement, Fresenius hereby grants Humacyte a non-exclusive, non-transferable (except as provided in Section 18.1), sublicensable (through multiple tiers) license (including a right of reference) under the Fresenius Technology to Exploit the Distribution Product in the Field anywhere in the world, solely (a) to the extent used in and necessary for the Exploitation of the Distribution Product on the Third Amendment Date and (b) as the Distribution Product exists on the Third Amendment Date (it being understood that with respect to any such Fresenius Technology that is in-licensed by Fresenius or any of its Affiliates, Humacyte will be responsible for any payments due to a Third Party with respect thereto and Humacyte’s rights thereunder will be subject to the terms and conditions of the applicable Third Party agreement and Humacyte agreeing to be bound thereby).

2.16 Section 14.2 is hereby deleted in its entirety and replaced with “Reserved.”.

2.17 Section 14.3 is hereby deleted in its entirety and replaced with “Reserved.”.

2.18 Section 14.4 is hereby deleted in its entirety and replaced with “Reserved.”.

2.19 Section 14.6 is hereby deleted in its entirety and replaced with “Reserved.”.

2.20 Sections 16.4-16.10 (inclusive) are hereby deleted in their entirety and replaced with “Reserved.”.

2.21 The section references in the second sentence of Section 17.8 following the phrase “shall survive expiration or termination of this Agreement for any reason:” are hereby deleted in their entirety and replaced with the following:

Sections 1, 10.1.1, 10.2.4, 12.1, 13, 15, 16.2.3, 16.3.1, 17.8 and 18.

2.22 Section 18.18 is hereby deleted in its entirety and replaced with “Reserved.”.

2.23 Schedule 10.1 is hereby deleted in its entirety.

3. Other Provisions.

3.1 Both Parties hereby confirm that the Agreement is in full force and effect, including as modified hereby.

3.2 As amended hereby, the Agreement shall remain in full force and effect.

3.3 This Third Amendment will be construed and the respective rights of the Parties determined in accordance with the substantive Laws of the State of Delaware, notwithstanding any Laws governing conflicts of Laws to the contrary.

3.4 As stated in its Code of Ethics and Business Conduct, Fresenius upholds the values of quality, honesty and integrity, innovation and improvement, respect and dignity, as well as lawful conduct, especially with regard to anti-bribery and anti-corruption. Fresenius upholds these values in its own operations, as well as in its relationships with business partners. Fresenius’ continued success and reputation depends on a common commitment to act accordingly. This Third Amendment has been reviewed by Humacyte and its advisors and Fresenius and its advisors. The parties agree that this Third Amendment is the product of all their efforts, and that it should not be interpreted in favor of any one party merely because of its efforts in preparing it, and that both parties are entering into this Third Amendment in good faith.

3.5 The Parties acknowledge and agree that the effect of this Third Amendment is that Humacyte will have the sole right to Develop, conduct all regulatory matters relating to, and Commercialize the Distribution Product on a worldwide basis, and that Fresenius will have no obligations to Develop, conduct any regulatory matters relating to, or Commercialize the Distribution Product. For clarity, the foregoing does not limit Fresenius’s obligations under Section 3.1 of the Agreement.

3.6 Except as expressly set forth in this Third Amendment or the Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Third Amendment or the Agreement.

3.7 This Third Amendment may be executed in two or more counterparts, including by facsimile of PDF signature pages, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to Distribution Agreement to be executed by their duly authorized representatives as of the Third Amendment Date.

FRESENIUS MEDICAL CARE HOLDINGS, INC.

By:	/s/ Patricia Rich
Name: Patricia Rich
Title: Sr. Vice President and Secretary
Date: April 9, 2026

HUMACYTE, INC.

By:	/s/ Dale Sander
Name: Dale Sander
Title: Chief Financial Officer
Date: April 21, 2026